                                                                    EXHIBIT 25.1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  [ ]

                            ------------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                   NEW YORK                                      13-5375195
           (STATE OF INCORPORATION                            (I.R.S. EMPLOYER
         IF NOT A U.S. NATIONAL BANK)                       IDENTIFICATION NO.)

                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                   TERENCE RAWLINS, ASSISTANT VICE PRESIDENT
                       IBJ SCHRODER BANK & TRUST COMPANY
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 858-2000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      TRI-STATE OUTDOOR MEDIA GROUP, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                    KANSAS                                       48-1061763
          (STATE OR JURISDICTION OF                           (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                             3416 HIGHWAY 41 SOUTH
                             TIFTON, GEORGIA 31793
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                           11% SENIOR NOTES DUE 2008
                        (TITLE OF INDENTURE SECURITIES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  GENERAL INFORMATION.

FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

       New York State Banking Department
       Two Rector Street
       New York, New York

       Federal Deposit Insurance Corporation
       Washington, D.C.

       Federal Reserve Bank of New York Second District
       33 Liberty Street
       New York, New York

     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE
TRUSTEE:

                                     AS OF JULY 8, 1998
---------------------------------------------------------------------------------------------
                   COL. A.                                        COL. B.
---------------------------------------------- ----------------------------------------------
                TITLE OF CLASS                               AMOUNT OUTSTANDING
---------------------------------------------- ----------------------------------------------

     Not Applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

     (a) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE

         Not Applicable

     (b) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(b)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

         Not Applicable

ITEM 5. INTERLOCKING DIRECTORIES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

         Not Applicable

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

        COL. A                  COL. B                  COL. C                   COL. D
        ------                  ------                  ------                   ------
                                                                            PERCENT OF VOTING
                                                     AMOUNT OWNED       SECURITIES REPRESENTED BY
     NAME OF OWNER          TITLE OF CLASS           BENEFICIALLY        AMOUNT GIVEN IN COL. C
     -------------          --------------           ------------       -------------------------

     Not Applicable

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

        COL. A                  COL. B                  COL. C                   COL. D
        ------                  ------                  ------                   ------
                                                                            PERCENT OF VOTING
                                                     AMOUNT OWNED       SECURITIES REPRESENTED BY
     NAME OF OWNER          TITLE OF CLASS           BENEFICIALLY        AMOUNT GIVEN IN COL. C
     -------------          --------------           ------------       -------------------------

     Not Applicable

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

        COL. A                  COL. B                      COL. C                       COL. D
        ------                  ------                      ------                       ------
                                                 AMOUNT OWNED BENEFICIALLY OR       PERCENT OF VOTING
                                                HELD AS COLLATERAL SECURITY FOR SECURITIES REPRESENTED BY
     NAME OF OWNER          TITLE OF CLASS          OBLIGATIONS IN DEFAULT       AMOUNT GIVEN IN COL. C
     -------------          --------------      ------------------------------- -------------------------

     Not Applicable

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

        COL. A                  COL. B                      COL. C                       COL. D
        ------                  ------                      ------                       ------
                                                 AMOUNT OWNED BENEFICIALLY OR       PERCENT OF VOTING
                                                HELD AS COLLATERAL SECURITY FOR SECURITIES REPRESENTED BY
     NAME OF OWNER          TITLE OF CLASS          OBLIGATIONS IN DEFAULT       AMOUNT GIVEN IN COL. C
     -------------          --------------      ------------------------------- -------------------------

     Not Applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITYHOLDER OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE
(1) OWNS 10 PERCENT OR MORE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

        COL. A                  COL. B                      COL. C                       COL. D
        ------                  ------                      ------                       ------
                                                 AMOUNT OWNED BENEFICIALLY OR       PERCENT OF VOTING
                                                HELD AS COLLATERAL SECURITY FOR SECURITIES REPRESENTED BY
     NAME OF OWNER          TITLE OF CLASS          OBLIGATIONS IN DEFAULT       AMOUNT GIVEN IN COL. C
     -------------          --------------      ------------------------------- -------------------------

     Not Applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

         COL. A                    COL. B                    COL. C
         ------                    ------                    ------
 NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING             DATE DUE
 ----------------------      ------------------             --------
Not Applicable

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

         COL. A                    COL. B                     COL. C                      COL. D
         ------                    ------                     ------                      ------
                                                     AMOUNT OWNED BENEFICIALLY
                                                       OR HELD AS COLLATERAL         PERCENT OF VOTING
                                                    SECURITY FOR OBLIGATIONS IN  SECURITIES REPRESENTED BY
     NAME OF OWNER             TITLE OF CLASS                 DEFAULT             AMOUNT GIVEN IN COL. C
     -------------             --------------       ---------------------------  -------------------------
Not Applicable

ITEM 13. DEFAULTS BY THE OBLIGOR.

     (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         Not Applicable

     (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         Not Applicable

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

     Not Applicable

ITEM 15. FOREIGN TRUSTEES.

IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

     Not Applicable

ITEM 16. LIST OF EXHIBITS.

LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

     *1. A COPY OF THE CHARTER OF IBJ SCHRODER BANK & TRUST COMPANY AS AMENDED
         TO DATE. (SEE EXHIBIT 1A TO FORM T-1, SECURITIES AND EXCHANGE COMMISSION FILE NO. 22-18460).

     *2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE
         BUSINESS (INCLUDED IN EXHIBIT 1 ABOVE).

     *3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE, AS AMENDED TO DATE (SEE
         EXHIBIT 4 TO FORM T-1, SECURITIES AND EXCHANGE COMMISSION FILE NO. 22-19146).

     *4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, AS AMENDED TO DATE (SEE
         EXHIBIT 4 TO FORM T-1, SECURITIES AND EXCHANGE COMMISSION FILE NO. 22-19146).

      5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4, IF THE OBLIGOR IS IN DEFAULT. NOT APPLICABLE.

      6. THE CONSENT OF THE UNITED STATES INSTITUTIONAL TRUSTEE REQUIRED BY
         SECTION 321(b) OF THE ACT.

      7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.
---------------
* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                       NOTE

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of July, 1998.

                                          IBJ SCHRODER BANK & TRUST COMPANY

                                          By:      /s/ TERENCE RAWLINS
                                            ------------------------------------
                                                      Terence Rawlins
                                                  Assistant Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Tri-State Outdoor Media Group, Inc. of its 11% Senior Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          IBJ SCHRODER BANK & TRUST COMPANY

                                          By:      /s/ TERENCE RAWLINS
                                            ------------------------------------
                                                      Terence Rawlins
                                                  Assistant Vice President

Dated: July 8, 1998

                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                          REPORT AS OF MARCH 31, 1998

                                                                                     DOLLAR AMOUNTS
                                                                                      IN THOUSANDS
                                                                                     --------------
                                              ASSETS
 1.  Cash and balance due from depository institutions:
     a.   Noninterest-bearing balances and currency and coin......................     $   29,353
     b.   Interest-bearing balances...............................................         15,329
 2.  Securities:
     a.   Held-to-maturity securities.............................................     $  186,942
     b.   Available-for-sale securities...........................................     $  102,403
 3.  Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the bank
     and of its Edge and Agreement subsidiaries and in IBFs:
     Federal Funds sold and Securities purchased under agreements to resell.......     $  176,231
 4.  Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income....................  $1,673,749
     b.   LESS: Allowance for loan and lease losses...................  $   83,611
     c.   LESS: Allocated transfer risk reserve.......................  $      -0-
     d.   Loans and leases, net of unearned income, allowance, and reserve........     $1,610,138
 5.  Trading assets held in trading accounts......................................     $      584
 6.  Premises and fixed assets (including capitalized leases).....................     $    2,575
 7.  Other real estate owned......................................................     $      819
 8.  Investments in unconsolidated subsidiaries and associated companies..........     $      -0-
 9.  Customers' liability to this bank on acceptances outstanding.................     $      503
10.  Intangible assets............................................................     $      -0-
11.  Other assets.................................................................     $   61,923
12.  TOTAL ASSETS.................................................................     $2,186,800

                                                                                     DOLLAR AMOUNTS
                                                                                      IN THOUSANDS
                                                                                     --------------
                                            LIABILITIES
13.  Deposits:
     a.   In domestic offices.....................................................     $  659,051
     (1)  Noninterest-bearing.........................................  $  288,134
     (2)  Interest-bearing............................................  $  370,917
     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs...........     $1,141,113
     (1)  Noninterest-bearing.........................................  $   19,428
     (2)  Interest-bearing............................................  $1,121,685
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal Funds purchased and Securities sold under agreements to repurchase...     $      -0-
15.  a.   Demand notes issued to the U.S. Treasury................................     $    5,000
     b.   Trading Liabilities.....................................................     $      344
16.  Other borrowed money:
     a.   With a remaining maturity of one year or less...........................     $   61,963
     b.   With a remaining maturity of more than one year.........................     $    1,763
     c.   With a remaining maturity of more than three years......................     $    2,242
17.  Not applicable.
18.  Bank's liability on acceptances executed and outstanding.....................     $      503
19.  Subordinated notes and debentures............................................     $      -0-
20.  Other liabilities............................................................     $   70,344

21.  TOTAL LIABILITIES............................................................     $1,942,313
22.  Limited-life preferred stock and related surplus.............................     $      N/A
                                          EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................     $      -0-
24.  Common stock.................................................................     $   29,649
25.  Surplus (exclude all surplus related to preferred stock).....................     $  217,008
26.  a.   Undivided profits and capital reserves..................................     $   (2,291)
     b.   Net unrealized gains (losses) on available-for-sale securities..........     $      121
27.  Cumulative foreign currency translation adjustments..........................     $      -0-
28.  TOTAL EQUITY CAPITAL.........................................................     $  244,487
29.  TOTAL LIABILITIES AND EQUITY CAPITAL.........................................     $2,186,800

                        REGISTERED OFFICE OF THE ISSUER

                      Tri-State Outdoor Media Group, Inc.
                             3416 Highway 41 South
                             Tifton, Georgia 31793

                             AUDITORS OF THE ISSUER

                            McGladrey & Pullen, LLP
                  1555 Palm Beach Lakes Boulevard, Suite 1400
                         West Palm Beach, Florida 33401

                                    TRUSTEE

                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004

                          REGISTRAR AND TRANSFER AGENT

                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004

                          LEGAL ADVISOR TO THE COMPANY

                                 As to U.S. law

                            St. John & Wayne, L.L.C.
                              Two Penn Plaza East
                         Newark, New Jersey 07105-2249